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                                                                  EXHIBIT 10.1

                 CONSULTING AND MANAGEMENT SERVICES AGREEMENT

      AGREEMENT entered into as of the 17th day of June, 1999, by and between TBM Holding, Inc., a Florida corporation with its principal office located at 136 Main Street, Westport, Connecticut 06880 ("Holdings"), and TBM Consulting Group, Inc., a North Carolina corporation ("Consulting") with its principal office located at 4004 Ben Franklin Boulevard, Durham, North Carolina 27704.

                             W I T N E S S E T H:

      WHEREAS, Consulting is engaged in the business of providing consulting and management services with respect to the operation of manufacturing businesses by combining on-site and central office capabilities, which include administrative, contracting, negotiations, personnel oversight, financial and budget services and educational resources directed at promoting quality and efficient management and operations to manufacturing businesses; and

      WHEREAS, Holdings currently is a publicly traded corporation that is focusing on developing manufacturing companies utilizing the Toyota Production System and Kaizen Growth Strategy (the "Company") and in connection therewith, requires consulting and management services of the type provided by Consulting; and

      WHEREAS, Holdings desires to engage the services of Consulting to provide consulting and management services for the Company; and

      WHEREAS, Consulting desires to and is fully committed to provide such services, on the terms and conditions as hereinafter set forth.

      NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

      1. APPOINTMENT. Holdings hereby engages the services of Consulting to consult with and provide certain management services to the Company subject to the terms and conditions set forth herein, and Consulting accepts such engagement and agrees to provide services in accordance with the terms of this Agreement.

      2. OBLIGATIONS OF CONSULTING. Consulting covenants and agrees that it will provide certain consulting and management to the Company which shall include the following:



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            (a)   Management and Consulting Services.

                  (i) Consulting agrees to provide regular and customary Kaizen consulting to Holdings on a priority basis (meaning that if Consulting is at full capacity Holdings' needs will be given preference). The amount of consulting will be appropriate for the size of Holdings' operating business. Consulting will utilize its proven client launch model for implementing the Toyota Production System and converting to a high-performance culture of employee involvement.

                  (ii) Consulting agrees to make available the services of Mr. William Schwartz to act as President and Chief Operating Officer of the Company as provided under the Employment Agreement entered as of the date hereof between Holdings and Mr. Schwartz. Consulting shall have no liability in the event of Mr. Schwartz's breach of such Employment Agreement.

                  (iii) Consulting agrees to provide the services of Mr. Anand Sharma to act as Chairman and Chief Executive Officer of Holdings. Holdings and Consulting acknowledge that Mr. Sharma will remain an employee of Consulting, but will provide such time and services to Holdings to be actively involved and provide leadership in his capacity as Chairman and Chief Executive Officer. Neither Consulting nor Mr. Sharma shall be separately compensated for providing such services unless otherwise agreed to by the Company and the Compensation Committee of its Board of Directors.

                  (iv) Consulting further agrees to provide the services of Mr. William Sample to Holdings to work on the Company's acquisition strategy. Prior to the time that Holdings consummates its first acquisition of an operating company, Consulting will cause Mr. Sample to be available not less than fifty (50%) percent of his business time to Holdings and Consulting will cause Mr. Sample to provide such services as reasonably requested by Holdings' Chief Operating Officer or its Board of Directors. During this period, Holdings will pay compensation to Consulting in respect to Mr. Sample's services at the rate of $70,000 per annum plus fifty (50%) percent of Mr. Sample's benefits and bonus compensation. Following Holdings first acquisition of an operating company, Consulting will make available Mr. Sample to spend his full and exclusive business time to Holdings to act in such a capacity as will be determined by the Chief Operating Officer or Board of Directors of Holdings. At that time, Mr. Sample will enter into an employment agreement with Holdings, become a full time employee of Holdings and will be compensated appropriately for the position assumed. If for any reason Mr. Sample is unable to provide his full business time to Holdings or if Holdings requests that another individual assume a key role with the Company, Consulting agrees to provide the services of another proven and qualified individual to act in such capacity.

            (b) Staff. Subject to the requirements of applicable federal and state law, Consulting shall, on the terms and conditions specified in this Agreement, employ or engage and


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make available to the Company, on a non-exclusive basis, consulting personnel on a temporary basis (hereinafter referred to collectively as "Staff") as may be reasonably necessary to fill operating positions within the Company in an efficient manner (e.g., plant manager, vice president of operations). The hiring, firing, disciplining, and determination of compensation and benefits of such Staff in connection with services provided to or on behalf of the Company shall be within the sole discretion of Consulting; provided, however, that Consulting shall, at Holdings' written request, remove from the Company any Staff member who does not perform to the reasonable satisfaction of Holdings.

            (c)   Investment Commitment.

                  (i) The Board of Directors of Consulting, TBM Capital II, LLC and certain chief executive officers or presidents of Consulting's clients have committed to provide no less than $2,000,000 of capital to Holdings pursuant to and on the same terms and conditions of other third-party investors investing in the Holdings' private placement which is scheduled to close on or about May 26, 1999. Consulting and its Board of Directors have fully considered this commitment and have authorized Consulting's investment and participation in Holdings.

                  (ii) In the future, Consulting will use Holdings as its exclusive investment vehicle for principal investments for Consulting and its employees. Consulting hereby agrees that for a five (5) year period commencing as of the date of this Agreement, it will not sponsor, form or assist in the formation of a similar investment or operating entity to Holdings. Notwithstanding the foregoing, Holdings acknowledges that Consulting continues to have some follow-on activities with respect to the Alexander Doll Company.

      3. TERM. This Agreement shall commence upon the date hereof and shall continue in effect for an initial period of five (5) years, unless terminated pursuant to Section 9 hereof. Thereafter, this Agreement shall be renewed automatically on the same terms and conditions for successive twelve
(12) month periods, unless either party notifies the other of its intent not to extend by giving at least ninety (90) days' written notice prior to expiration of the initial or any extended term of this Agreement.

      4.    COMPENSATION TO CONSULTING.

            (a) In exchange for the services described in Section 2(a)(i), during the Term of this Agreement, Holdings shall pay a monthly fee to Consulting in an amount equal to the regular Consulting published pricing as set forth on Schedule 1 attached hereto which Schedule may be modified from time to time to reflect Consulting's then pricing.

            (b) In exchange for the services, if any, provided in Section 2(b), Holdings will pay to Consulting its share of Consulting's actual staff cost (including salary, bonus and


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benefits) for the staff used by Holdings based upon the term of temporary employment by Holdings.

            (c) The parties agree that at the end of the initial term of this Agreement, they will review the scope of services being provided by Consulting which may result in adjustments to meet the service requirements of Holdings; the fees payable to Consulting shall be increased or decreased depending on whether the scope of services provided by Consulting is increased or decreased.

      5. CONFIDENTIAL INFORMATION. Consulting shall maintain the full and complete confidentiality of all of Holdings' records, financial information and confidential and proprietary information except to the extent that disclosure is required by law or is already in the public domain. Such information, including documents, negotiations, terms and materials related to this Agreement, shall not be made available by Consulting to outside organizations, institutions or individuals; provided, however, Consulting may disclose to third parties the fact that Consulting has entered into this Agreement.

      6. COMPLIANCE WITH SECURITY REGULATIONS. Consulting agrees that it will conduct its activities and operations in compliance with all applicable local, state and federal laws including, without limitation, all securities laws, and consistent with the goals and values of Holdings' business as communicated in writing. Consulting's employees and representatives shall be required to comply with and observe such rules. Holdings agrees to provide Consulting with copies of all such rules as well as reasonable advance notice of changes to the same.

      7.    PERSONNEL RELATIONSHIPS.

            (a) Other than as specifically provided herein, persons employed or contracted for by Consulting shall in no event be considered as the employees, agents or servants of Holdings, and Consulting shall have the full responsibility for wages, vacation pay, sick leave, retirement benefits, social security, worker compensation, disability insurance, employment insurance, severance pay or employee records of any kind for each of its personnel.

            (b) Persons employed or retained by Consulting may be dismissed by Consulting as Consulting deems appropriate, in its sole and absolute discretion. Upon written request from Holdings setting forth the basis for such request, any Consulting employee or contractor who, in Holdings' reasonable opinion, is incompatible with the goals of Holdings and/or Holdings' staff will be removed by Consulting promptly following such request.

      8. HOLDINGS - CONSULTING RELATIONSHIP. Consulting and Holdings are not and shall not be considered employer or employee of one another, nor as joint ventures or partners with one another and nothing herein shall be construed to authorize either party to act as agent for the other. Each of the parties agrees to disclose in their respective dealings that they are separate


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entities.  There shall be no liability on the part of either party to any person for any debts, liabilities or obligations incurred by or on behalf of the other party and the businesses conducted by such other party. It is understood that there are no agreements, commitments, representations or warranties between the parties, except those expressly set forth herein.

      9. TERMINATION. This Agreement may be terminated prior to the expiration of the initial term or any extended term, only as follows, and such termination shall not affect any rights or obligations arising prior to the effective date of termination:

            (a) Default. In the event of a non-monetary, material breach of this Agreement, the non-breaching party must first give at least thirty
(30) days' prior written notice to the breaching party detailing the nature of such breach. Thereafter, provided that the breaching party shall not have cured such breach within such thirty (30) day period, or with respect to any breach that is not curable within such thirty (30) day period, shall have not commenced diligently to cure such breach within such thirty (30) day period and thereafter shall have not prosecuted to completion the cure of such breach with the exercise of due diligence, the non-breaching party may, after the expiration of such thirty (30) day period, terminate this Agreement upon not less than five (5) days' prior written notice provided, however, that to be effective the notice of termination must be given within thirty (30) days of the expiration of the cure period set forth in this Section 9(a). This remedy shall be in addition to any other remedy available at law or in equity.

            (b) Non-Payment. In the event of Holdings' failure to pay any monies when due, Consulting may terminate this Agreement by giving at least twenty (20) days' prior written notice of termination.

            (c) Bankruptcy. Either party may terminate this Agreement immediately or upon such notice as it may select following the bankruptcy of the other party. For the purpose of this Section, "bankruptcy" shall mean:

                  (i) the filing of a voluntary or involuntary petition for bankruptcy or similar relief from creditors,

                  (ii)  insolvency,

                  (iii) the appointment of a trustee or receiver, or

                  (iv) any similar occurrence reasonably indicating an imminent inability to perform substantially all of such party's duties under this Agreement.

            (d) Notwithstanding the foregoing, Holdings may terminate this Agreement in the event of a sale of all or substantially all of the assets of the Company or a sale of a majority


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of the voting stock of Holdings in a single transaction or a series of coordinated transactions, but only if there are no longer any representatives of Consulting on the Board of Directors of Holdings or if Consulting or its representatives are no longer managing the business operations of Holdings.

      10. FORCE MAJEURE. Notwithstanding anything contained in this Agreement to the contrary, if any obligation to be performed by any party hereto (but specifically excluding payment obligations under this Agreement) is rendered impossible to perform due to any cause beyond such party's control, including, without limitation, an act of God, civil disturbance, riot, fire or casualty, or governmental order or rule, such party, for so long as such condition exists, shall be excused from such performance, provided it promptly provides the other party with written notice of its inability to perform, stating the reason for such inability and provided that such party takes all appropriate and reasonable steps, as soon as reasonably practicable upon termination of such condition, to perform, and provided that if after thirty (30) days from the termination of such condition, if the party has still not resumed performance, the other party may, at its option, terminate this Agreement by giving thirty (30) days' prior written notice to the other to that effect.

      11. BINDING EFFECT. Consulting shall not assign this Agreement without the prior written consent of Holdings which shall not be unreasonably withheld or delayed. This Agreement shall be binding upon the parties hereto, its shareholders and upon all successors or assignees in interest.

      12. NOTICES. All notices to be given or otherwise made under this Agreement shall be deemed to be sufficient only if contained in a written instrument, delivered in person or by registered, certified, or Express Mail or by next business day commercial delivery service, postage and other delivery charges prepaid, addressed to such party at the address set forth below, or at such other addresses as may hereafter be designated in writing by like notice from one party to this Agreement to the other party. All such notices shall be deemed given and effective upon delivery or tender for delivery during regular business hours at the address set forth below (if delivered in person), one (1) business day after being deposited with such commercial delivery service or the U.S. Mail (if sent by commercial delivery service or Express Mail) or five (5) calendar days after being deposited in the U.S. Mail (if not sent by Express Mail).

In the case of Consulting:

      TBM Consulting Group, Inc.
      4004 Ben Franklin Boulevard
      Durham, NC  27704
      Attention:  Chairman


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In the case of Holdings:

      TBM Holdings, Inc.
      136 Main Street
      Westport, CT  06880
      Attention:  Chief Operating Officer

With a copy to:

      Levett, Rockwood & Sanders P.C.
      33 Riverside Avenue
      Westport, CT  06880
      Attention:  Cheryl L. Johnson, Esq.

      13. AFFILIATES. As used in this Agreement, the term "Affiliate" means (i) any person or entity, directly or indirectly, owning or controlling 50% or more of the voting stock (or other equitable interests) of or having the ability to elect or appoint 50% or more of the directors (or other persons with comparable powers) of Consulting or Holdings, as the case may be, (ii) any person or entity of which Consulting or Holdings, as the case may be, directly or indirectly owns or controls 50% or more of the voting stock (or other equitable interests) or ability to elect or appoint 50% or more of the directors (or other persons with comparable powers) or (iii) any person or entity that is, directly or indirectly, owned or controlled by a person or entity directly or indirectly, owning or controlling 50% or more of the voting stock (or other equitable interests) or ability to elect or appoint 50% or more of the directors (or other persons with comparable powers) of Consulting or Holdings, as the case may be. No Affiliate of either party shall have any liability under this Agreement. For purposes of this Agreement, Consulting and Holdings are not deemed to be Affiliates.

      14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

      15. ENTIRE AGREEMENT. This Agreement (including all Schedules attached hereto, which Schedules are hereby made a part hereof) contains the entire agreement of the parties and there are no other agreements, commitments, representations or warranties between the parties, except as expressly set forth herein. This Agreement may not be canceled or modified except in a writing signed by both parties. All continuing covenants, duties and obligations herein contained shall survive the expiration or termination of this Agreement.

      16. AUTHORITY. Each party warrants and represents to the other, upon which warranty and representation the other has relied in the execution of this Agreement, that the execution of this Agreement and the transactions contemplated hereby, are within each party's authority, have


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been duly authorized by Holdings' Board of Directors and Consulting's Board
of Directors and any other necessary corporate or partnership action, as the case may be, that the persons executing this Agreement on behalf of such party have been duly authorized to do so by all appropriate actions, that this Agreement constitutes a valid and enforceable obligation of each party in accordance with its terms and that the execution, delivery and performance of the obligations of such party under this Agreement will not (i) contravene any provision of its charter, By-Laws, or other similar agreement as the case may be, (ii) cause or result in a breach of any of the terms, covenants, provisions or conditions of, or constitute a default under, any note, bond, debenture, indenture, agreement, contract, license, permit or other obligation or understanding (whether written or otherwise) to which such party is now a party or (iii) knowingly violate any existing order, writ, injunction or decree of any court, administrative agency or other governmental body or any other federal, state, county, municipal or other governmental law, ordinance, rule or regulation applicable to such party.

      17. GOVERNING LAW. This Agreement shall be deemed to have been made and entered into in Connecticut and shall be interpreted in accordance with the laws of the State of Connecticut without regard to conflict of laws principles. This Agreement may be enforced in the state and federal courts located in the State of Connecticut. Each of the parties to this Agreement submits to the jurisdiction of said courts and agrees that process may be served upon it by registered or certified mail addressed as provided in the manner set forth for notices under this Agreement.

      18. ARBITRATION. Except for an action for injunctive relief, any disputes or controversies arising under this Agreement shall be settled by arbitration in Connecticut in accordance with the rules of the American Arbitration Association relating to the arbitration of the resolution of commercial disputes. The determination and findings of such arbitrators shall be final and binding on all parties and may be enforced, if necessary, in the courts of the State of Connecticut. The compensation and expenses of the arbitrators and any administrative fees or costs associated with the arbitration proceedings shall be borne by the party or parties who have been found to have breached this Agreement or caused the damages incurred by the prevailing party.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date and year first hereinabove written.

                         TBM CONSULTING GROUP, INC.


                         By:   /s/Anand Sharma
                             -------------------------------------
                               Name:  Anand Sharma
                               Title: President and Chief Executive Officer



                         TBM HOLDINGS, INC.


                         By:   /s/William Schwartz
                             -------------------------------------
                               Name:   William Schwartz
                               Title:  President and Chief Operating Officer



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